Exhibit 10.k

           FINGERHUT COMPANIES, INC. AND SUBSIDIARIES

            1997 KEY MANAGEMENT INCENTIVE BONUS PLAN

                           JANUARY 1997


Participation in this Plan is limited to officers, directors and managers of Fingerhut Companies, Inc., and subsidiaries recommended by the Senior Vice President of the functional area, and approved by the Director of Compensation, Benefits and HRIS, the Senior Vice President Human Resources and the Chief Executive Officer. The intent of the Plan is to pay bonus amounts at the par goal based on: (1) bonus percentages specified on an Individual Opportunity Statement, (2) Company financial performance, (which includes performance of the overall Company and the performance of designated business unit(s)), and (3) achievement of individual objectives.

For the Chief Executive Officer, 100% of the bonus amount will be determined by overall Company financial performance. For all others, the Individual Opportunity Statement specifies the weighting of Company financial performance allocated between overall Company performance and performance of designated business unit(s).

This Plan will be effective for the fiscal year commencing
January 1, 1997, but the Company may change, modify or terminate the Plan at any time, including adding or deleting business units.


Eligibility

1. Participation in the Plan is limited to officers, directors and managers of Fingerhut Companies, Inc. and subsidiaries who are recommended and approved.

2.   Each participant will receive an Individual Opportunity
     Statement specifying the par goal percentage payment opportunity. Maximum performance achievement will pay out two times this par opportunity, while threshold performance earns one-half of this par opportunity.

3. No bonus award will be made if a participant leaves the employ of the Company prior to the last day of the measurement period. The only exceptions to this will be for death, retirement, disability, or transfer to an affiliate company and in these situations a prorated bonus award will be made.

     In the event of a prorated award the participant may be paid a bonus for the time during the bonus period that he or she was a participant. In the event of an involuntary termination, the company will have complete discretion to pay or not pay a bonus and to adjust the bonus amount in whatever way the Company deems appropriate.

4. A new participant who becomes eligible to participate in the Plan during a bonus period may be paid a bonus in proportion to the time during the bonus period that he or she was a participant. A participant whose position and bonus percentage opportunities change during the year shall receive an adjusted bonus based on performance in each position held and proportional in amount to the period each position was held. This adjustment will apply to both Company and individual performance objectives.


Definition of Salary and Benefits

1. Salary shall be defined as paid base salary earnings during the fiscal year exclusive of any benefits and other payments.

2. Bonus amounts paid under the Plan shall be included for purposes of determining benefits from the Fingerhut
     Corporation Pension and Profit Sharing Plans.


Payment Examples

The algorithm yielding the individual bonus payment for all participants will be as follows:


Paid Base    Par       Overall       Business     Individual     Bonus
Earnings  X  Bonus   X Company    +  Unit(s)    + Performance  = Amount
             Percent   Performance   Performance  Factor
                       Factor


Example - At Par Performance

-    A participant earns $100,000 salary
-    Par bonus percentage is 50% of paid base salary earnings
-    Company performance factor is allocated 10% to overall
     Company financial performance and 55% to designated business unit objectives
-    Individual objectives factor weight is 35%
- Overall Company performance factor, business unit and individual objectives are achieved at par goal


     Salary   X  50% X  (10% + 55% + 35%)  = Bonus Amount
     $100,000 X  50% X        100%         = $ 50,000


Example - Above Par Goal Performance at 75th percentile

-    A participant earns $100,000 salary
-    Par bonus percentage is 50% of paid base salary earnings
- Company performance factor is allocated 10% to overall Company financial performance and 55% to business unit objectives
-    Individual objectives factor weight is 35%
- Overall Company performance factor, business unit and individual objectives are achieved at 150% of goal.

     Salary    X  50% X  (15% + 82.5%+52.5%) = Bonus Amount
     $100,000  X  50% X          150%        = $ 75,000

Example - At Threshold Goal Performance

-    A participant earns $100,000 salary
-    Par bonus percentage is 50% of paid base salary earnings
- Company performance factor is allocated 10% to overall Company financial performance and 55% to team objectives
-    Individual objectives factor weight is 35%
- Overall Company performance factor, business unit and individual objectives achieved below goal at 50%

     Salary     X 50% X  (5% + 27.5% + 17.5)  = Bonus Amount
     $100,000   X 50% X          50%          = $ 25,000

Other Plan Provisions

1. In the event the minimum Plan threshold for payout for the Retail performance factor is not attained, no payout will be made for the Retail factor or the individual MBO.

2. For individual factor awards to earn over 100%, the Retail Business must meet or exceed its par level financial target. To earn individual payouts above par level, the performance level of the objective must be high, and the supervisor must indicate on the MBO if payment should be made at threshold, par, 75th percentile or maximum level. This allows for additional reward incentive on some or all of the individual MBO's.

3. Payment of bonus awards will be made in cash and will include required payroll deductions after the actual results have been reviewed by the Chief Financial Officer and approved by the Chief Executive Officer. The bonus payments will occur as soon as practical after the approval date.

4. The Plan is self-funding. Thus, the financial objectives of the Retail Business must be met after the effect of any bonus payments.

5. The Chief Executive Officer may make discretionary bonus payments to participants over and above the defined formula for (i) extraordinary performance or (ii) in other cases, upon the recommendation of the Executive Compensation Committee where determined by the Committee to be warranted.

6. If significant unforeseen results affect the Company's business positively or negatively during the year, that were not included in the Company performance goal and/or business unit(s) goal for the year, the financial performance goal may be adjusted to reflect the effects of such unplanned events. Such unplanned situations shall include but are not limited to:

     A.   Unplanned acquisitions/new business ventures
     B.   Unplanned divestitures
     C. The inclusion or exclusion of new participants under the Plan as mentioned in items A and B.

     The Chief Executive Officer will make a recommendation on the appropriate adjustment of such an unplanned situation on this Plan, and the Board Compensation Committee will decide upon any such adjustment.


Approvals

1. The head of each Department will recommend individual objectives and the weighting between overall Company performance and business unit(s) performance at the start of the measurement period. Each such officer will recommend and justify the weighting of the company performance factor, objectives, and performance factors for participating officers. The decision of the Chief Executive Officer will be final and conclusive with respect to the establishment of Company performance factor weightings, objectives, and performance of the participants.

2. Achievement of objectives ratings of the participants will be reviewed, recommended and submitted by the appropriate officer to the next two levels of management for approval. Final determination and approval of satisfaction of Plan objectives and bonus amounts will be by the Chief Executive Officer.

3.   The administration of the Key Management Incentive Bonus
     Plan is the responsibility of the Compensation, Benefits and HRIS Department.


                    FINGERHUT COMPANIES, INC.

                        AND SUBSIDIARIES

             GUIDELINES FOR ESTABLISHING INDIVIDUAL

                     PERFORMANCE OBJECTIVES


1. Key Management Incentive Bonus Plan (KMIBP) participants will meet with the appropriate Officer prior to the beginning of the measurement period to discuss specific results to be achieved during the year.

2. The participant will then draft and submit to the Officer goals to be accomplished during the year. These objectives must be written on the KMIBP MBO form. The participant and Officer will then recommend achievement rating points to each objective. Points assigned should reflect the priority of the objective; i.e. higher priority objectives should carry more points.

3.   Characteristics of Well Developed Objectives - To be
     meaningful, individual   performance objectives (MBO's) should
     be:

     Challenging - The objective should present a challenge to the participant.

     Attainable - The objective should be both realistic and achievable.

     Measurable - The objective should be as specific and quantitative as possible. It should be expressed in tangible and measurable terms. If it is not quantifiable, the results of the achievement should be verifiable.

     Relevant - There should be a clear and direct relationship between the objective and the Company's goals.

4. Performance objectives require the approval of the next level of management. The Chief Executive Officer reserves the right to add, delete, or change recommended objectives.

5. At the end of each quarter, and at fiscal year end, the participant and the appropriate Officer will review results against objectives. The final rating at the end of the measurement period will determine the bonus amount paid.